Exhibit 10.2

Restricted Stock Unit No.________

ATN INTERNATIONAL, INC.

Form of Restricted Stock Unit Award Grant Notice

Restricted Stock Unit Award Grant under the Company’s

ATN International, Inc. 2008 Equity Incentive Plan

1.	Name and Address of Participant:

2.	Date of Grant of Restricted Stock Unit Award:

3.	Maximum Number of Shares underlying Restricted Stock Unit Award:

4.	Vesting of Award: This Restricted Stock Unit Award shall vest as follows provided the Participant is an Employee, director or Consultant of the Company or of an Affiliate on the applicable vesting:

Vesting Date	Number of Restricted Stock Units

on [DATE], as to	shares,
(representing 25% of the Shares)

on [DATE], as to	additional shares,
(representing 25% of the Shares)

on [DATE], as to	additional shares, and
(representing 25% of the Shares)

on [DATE], as to	additional shares.
(representing 25% of the Shares)

The Company and the Participant acknowledge receipt of this Restricted Stock Unit Award Grant Notice and agree to the terms of the Restricted Stock Unit Agreement attached hereto and incorporated by reference herein, the Company’s 2008 Equity Incentive Plan and the terms of this Restricted Stock Unit Award as set forth above.

ATN International, Inc.

By:
Name:
Title:	Date

Participant	Date

ATN INTERNATIONAL, INC.

FORM OF RESTRICTED STOCK UNIT AGREEMENT –

INCORPORATED TERMS AND CONDITIONS

AGREEMENT made as of the date of grant set forth in the Restricted Stock Unit Award Grant Notice between ATN International, Inc. (the “Company”), a Delaware corporation, and the individual whose name appears on the Restricted Stock Unit Award Grant Notice (the “Participant”).

WHEREAS, the Company has adopted the ATN International, Inc. 2008 Equity Incentive Plan (the “Plan”), to promote the interests of the Company by providing an incentive for Employees, directors and Consultants of the Company and its Affiliates;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to grant to the Participant restricted stock units (“RSUs”) related to the Company’s common stock, $.01 par value per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth; and

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Grant of Award.  The Company hereby grants to the Participant an award for the number of RSUs set forth in the Restricted Stock Unit Award Grant Notice (the “Award”). Each RSU represents a contingent entitlement of the Participant to receive one share of Common Stock, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference.  The Participant acknowledges receipt of a copy of the Plan.

2.            Vesting of Award. Subject to the terms and conditions set forth in this Agreement and the Plan, the Award granted hereby shall vest as set forth in the Restricted Stock Unit Award Grant Notice and is subject to the other terms and conditions of this Agreement and the Plan.  On each vesting date set forth in the Restricted Stock Unit Award Grant Notice, the Participant shall be entitled to receive [such number of shares of Common Stock] [an amount of cash equal to the fair market value of the number of shares of Common Stock] equivalent to the number of RSUs as set forth in the Restricted Stock Unit Award Grant Notice provided that the Participant is employed by [or providing service to] the Company or an Affiliate on such vesting date.  Such shares of Common Stock][cash] shall thereafter be delivered by the Company to the Participant within five days of the applicable vesting date and in accordance with this Agreement and the Plan.

3.            Prohibitions on Transfer and Sale.  This Award (including any additional RSUs received by the Participant as a result of stock dividends, stock splits or any other similar transaction affecting the Company's securities without receipt of consideration) shall not be transferable by the Participant otherwise than (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.  Except as provided in the previous sentence, the [shares of Common Stock][cash] to be issued pursuant to this Agreement shall be issued, during the Participant's lifetime, only to the Participant (or, in the event of legal incapacity or incompetence, to the Participant's guardian or representative). This Award shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Award or of any rights granted hereunder contrary to the provisions of this Section 3, or the levy of any attachment or similar process upon this Award shall be null and void.

4.            Adjustments.  The Plan contains provisions covering the treatment of RSUs and shares of Common Stock in a number of contingencies such as stock splits. Provisions in the Plan for adjustment with respect to this Award and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

5.            Securities Law Compliance; Lock Up.  The Company shall also not be obligated to issue or deliver any shares of Common Stock unless the Company is satisfied that all requirements of law or any applicable stock exchange in connection therewith (including without limitation the effective registration or exemption of the issuance of such shares under the Securities Act of 1933, as amended, and applicable state securities laws) have been or will be complied with, and the Committee may impose any restrictions on your rights as it shall deem necessary or advisable to comply with any such requirements; provided that the Company will issue such shares on the earliest date at which it reasonably anticipates that such issuance will not cause such violation.  You further agree hereby that, as a condition to the issuance of shares of Common Stock covered by the Shares, you will enter into and perform any underwriter’s lock-up agreement requested by the Company from time to time in connection with public offerings of the Company’s securities.

6.            Rights as a Stockholder.  The Participant shall have no right as a stockholder, including voting and dividend rights, with respect to the RSUs subject to this Agreement.

7.            Incorporation of the Plan.  The Participant specifically understands and agrees that the RSUs and the shares of Common Stock to be issued under the Plan will be issued to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound.  The provisions of the Plan are incorporated herein by reference.

8.            Tax Liability of the Participant and Payment of Taxes.  The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to this Award or the shares of Common Stock to be issued pursuant to this Agreement or otherwise sold shall be the Participant’s responsibility.  Without limiting the foregoing, the Participant agrees that if under applicable law the Participant will owe taxes at each vesting date on the portion of the Award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax or other amounts required to be withheld by the Company by applicable law or regulation. Any taxes or other amounts due shall be paid, at the option of the Committee as follows:

(a)          through reducing the [number of shares of Common Stock][amount of cash] entitled to be issued to the Participant on the applicable vesting date in an amount equal to the statutory minimum of the Participant’s total tax and other withholding obligations due and payable by the Company.  Fractional shares will not be retained to satisfy any portion of the Company’s withholding obligation.  Accordingly, the Participant agrees that in the event that the amount of withholding required would result in a fraction of a share being owed, that amount will be satisfied by withholding the fractional amount from the Participant’s paycheck; or

(b)          requiring the Participant to deposit with the Company an amount of cash equal to the amount determined by the Company to be required to be withheld with respect to the statutory minimum amount of the Participant’s total tax and other withholding obligations due and payable by the Company or otherwise withholding from the Participant’s paycheck an amount equal to such amounts due and payable by the Company.

The Company shall not deliver any [shares of Common Stock][cash] to the Participant until it is satisfied that all required withholdings have been made.

9.                Termination; Non-Competition and Non-Solicitation; Forfeiture.

(a)           Upon termination of employment with the Company and its Affiliates for any reason (other than death, disability as defined by the Committee or upon the occurrence of a change in control as defined by the Committee), any portion of the RSUs that is unvested as of the termination date will be forfeited and revert back to the Company.  Authorized leave of absence or absence on military or government service shall not constitute termination of the Participant’s employment for this purpose so long as either (a) such absence is for a period of no more than 90 calendar days or (b) the Participant’s right to re-employment after such absence is guaranteed either by statute or by contract.

(b)            While employed or providing service to the Company or its Affiliates and for a period of one year after the termination or cessation of such employment or service for any reason, the Participant will not, without the Company’s prior written consent, directly or indirectly: (i) engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company’s business, including but not limited to any business or enterprise that develops, manufactures, markets, licenses, sells or provides any product or service that competes with any product or service developed, manufactured, marketed, licensed, sold or provided, or planned to be developed, manufactured, marketed, licensed, sold or provided, by the Company while the Participant is employed or providing service to the Company;  (ii) either alone or in association with others, sell or attempt to sell to any person or entity that was, or to whom the Company had made or received a proposal to become, a customer or client of the Company at any time during the term of my employment or service with the Company, any products or services that are competitive with any products or services developed, manufactured, marketed, sold or provided by the Company; or (iii) either alone or in association with others, recruit, solicit or hire in any capacity any employee of the Company, or induce or attempt to induce any employee of the Company to discontinue his or her employment relationship with the Company.

(c)             Notwithstanding any other provision of this Agreement, (i) the RSUs, whether or not vested in whole or in part, shall be forfeited and (ii) the Participant shall be obligated to (a) transfer to the Company any Common Stock [or cash] issued upon vesting of the RSUs and[ (b) pay to the Company all gains realized by the Participant from the disposition of the shares of Common Stock issued upon vesting of the RSUs] if: (I) the Participant’s employment with the Company or any Affiliate is terminated for cause or (II) following termination of Participant’s employment for any reason, either (A) the Company determines that the Participant engaged in conduct while an employee that would have justified termination for cause or (B) the Participant violates any of the provisions set forth in Section 9(b) of this Agreement or any confidentiality or other non-competition agreement with the Company or any Affiliate. Termination for cause means criminal conduct involving a felony in the U.S. or the equivalent of a felony under the laws of other countries, material violations of civil law related to the Participant’s job responsibilities, fraud, dishonesty, self-dealing, breach of the Participant’s obligations regarding the Company’s intellectual property, or willful misconduct that the Committee determines to be injurious to the Company.

(d)          In addition to the remedies provided herein, the Company shall be entitled to equitable relief, including specific performance and injunctive relief, to ensure compliance by the Participant with the provisions set forth in Section 4.2 of this Agreement or any confidentiality or other non-competition agreement with the Company or any Affiliate.

10.                 Participant Acknowledgements and Authorizations.

The Participant acknowledges the following:

(a)          The Company is not by the Plan or this Award obligated to continue the Participant as an employee, director or consultant of the Company or an Affiliate.

(b)          The Plan is discretionary in nature and may be suspended or terminated by the Company at any time. Without limiting the foregoing, the vesting schedule may be accelerated as the Committee may consider equitable to the participants in the Plan and in the best interests of the Company provided that such acceleration shall not cause this Agreement to violate the “short term deferral” exception of Section 409A of the Code.

(c)          The grant of this Award is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of awards or any other benefits in the future.

(d)          The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of any award, vesting provisions and the purchase price, if any.

(e)          The value of this Award is an extraordinary item of compensation outside of the scope of the Participant’s employment or consulting contract, if any.  As such the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.  The future value of the shares of Common Stock is unknown and cannot be predicted with certainty.

(f)           The Participant (i) authorizes the Company and each Affiliate and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of the Award and the administration of the Plan; and  (ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

10.          Notices.  Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

ATN International, Inc.

500 Cummings Center, Suite 2450

Beverly, MA 01915

Attn: General Counsel

If to the Participant at the address set forth on the Restricted Stock Unit Award Grant Notice or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

12.          Assignment and Successors.

(a)          This Agreement is personal to the Participant and without the prior written consent of the Company shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution.  This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.

(b)          This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

13.          Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

14.          Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

15.          Entire Agreement.  This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

16.          Modifications and Amendments; Waivers and Consents.  The terms and provisions of this Agreement may be modified or amended as provided in the Plan.  Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

17.          Section 409A.  The Award of RSUs evidenced by this Agreement is intended to be exempt from the nonqualified deferred compensation rules of Section 409A of the Code as a “short term deferral” (as that term is used in the final regulations and other guidance issued under Section 409A of the Code, including Treasury Regulation Section 1.409A-1(b)(4)(i)), and shall be construed accordingly.

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